UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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OFFICEMAX INCORPORATED
(Name of Registrant as Specified In Its Charter)

K CAPITAL OFFSHORE MASTER FUND (U.S. DOLLAR), L.P. SPECIAL K CAPITAL OFFSHORE MASTER FUND (U.S. DOLLAR), L.P. C/O K CAPITAL PARTNERS, LLC 75 Park Plaza Boston, MA 02116 (617) 646-7728
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FOR IMMEDIATE RELEASE

K CAPITAL COMMENTS ON OFFICEMAX ANNOUNCEMENT

Boston, MA – April 11, 2005 – K Capital Offshore Master Fund (U.S. Dollar), L.P. and Special K Capital Offshore Master Fund (U.S. Dollar), L.P. (collectively, “K Capital”), who, together with its affiliates is the third largest shareholder of OfficeMax Incorporated (NYSE: OMX), today commented on the announcement by OfficeMax that it intends to oppose K Capital’s nomination of Karl L. Meyer for election to the OfficeMax Board of Directors:

We are disappointed that OfficeMax views the addition of a new, highly qualified and independent business leader to its Board as a distraction.  Furthermore, we are puzzled that the Company believes that allocating valuable corporate resources to oppose a shareholder-backed director nominee is in the best interests of all OfficeMax shareholders.

As the third largest shareholder of OfficeMax, we continue to be concerned with the poor track record of the current Board and management team, led by George Harad.  Given the significant performance issues the Company continues to face, we are convinced that all shareholders will benefit from a fresh perspective on the Board.

As we have made clear on numerous occasions, we would welcome the opportunity to meet with the Board to share our views regarding the strategic direction of the Company.

K Capital announced on April 8, 2005 that it had provided notice to OfficeMax of its nomination of Mr. Meyer for election to the OfficeMax Board at the Company’s 2005 Annual Meeting of Shareholders on May 9, 2005.  K Capital holds 5,795,800 shares of OfficeMax common stock, or approximately 6.2% of the Company’s outstanding shares.

The Blackstone Group, L.P. and Wilmer Cutler Pickering Hale and Dorr LLP are serving as K Capital’s financial and legal advisors, respectively.

About K Capital Partners, LLC
K Capital Partners, LLC, is a Boston, Massachusetts-based company that serves as general partner or manager of private investment funds.

In connection with OfficeMax Incorporated’s upcoming Annual Meeting, K Capital has filed, and plans to circulate, a proxy statement with the Securities and Exchange Commission (SEC).  OFFICEMAX SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION.  Shareholders may obtain a free copy of the proxy statement and other material (when available) and any other documents that may be filed by K Capital with the SEC in connection with the Annual Meeting at the SEC’s website at www.sec.gov.  OfficeMax shareholders may also obtain free copies of the proxy statement and other documents filed by K Capital in connection with the Annual Meeting, including information about the identity of the participants in the solicitation (who may be deemed to include, in addition to K Capital, K Capital’s nominee, Karl L. Meyer, and K Capital’s affiliates, K Capital Partners, LLC, Harwich Capital Partners, LLC and Abner Kurtin) and a description of their direct and indirect interests, by security holdings or otherwise, by directing a request to: Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, or at (877) 825-8971 (toll-free).

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Contacts
Investors:	Media:
Alan Miller / Jennifer Shotwell	Matthew Sherman / Joele Frank
Innisfree M&A Incorporated	Joele Frank, Wilkinson Brimmer Katcher
212.750.5833	212.355.4449